JOINT FILERS’ SIGNATURES

WPM GP, LLC

By:	/s/ Scott A. Arenare	Date: September 7, 2011
Name: Scott A. Arenare Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner By: Warburg Pincus Partners LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: September 7, 2011
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: September 7, 2011
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date: September 7, 2011
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS & CO.		Date: September 7, 2011

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS LLC		Date: September 7, 2011

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare Title: Managing Director

CHARLES R. KAYE		Date: September 7, 2011

By:	/s/ Charles R. Kaye
Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY		Date: September 7, 2011

By:	/s/ Joseph P. Landy
Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact*

* Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.